    As filed with the Securities and Exchange Commission on March 25, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        _______________________________

                                    Form S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                        First Oak Brook Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                             36-3220778
   (State of incorporation)        (I.R.S. Employer Identification Number)

                1400 Sixteenth Street, Oak Brook, Illinois 60523
          (Address of principal executive offices, including zip code)

                        First Oak Brook Bancshares, Inc.
                  Amended and Restated 1987 Stock Option Plan
                            (Full title of the Plan)

                             RICHARD M. RIESER, JR.
                                   President
                        First Oak Brook Bancshares, Inc.
                             1400 Sixteenth Street
                           Oak Brook, Illinois 60523
                                 (630) 571-1050
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

   William E. Navolio, Esq.                        Thomas P. Desmond, Esq.
       General Counsel                        Vedder, Price, Kaufman & Kammholz
First Oak Brook Bancshares, Inc.            222 North LaSalle Street, Suite 2600
    1400 Sixteenth Street                       Chicago, Illinois 60601-1003
  Oak Brook, Illinois 60523                            (312) 609-7647
       (630) 571-1050

                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed maximum     Proposed maximum
       Title of Securities                                             offering             aggregate             Amount of
        to be registered             Amount to be registered(1)    price per share(2)   offering price(2)   Registration fee(2)(3)
        ----------------             --------------------------    ------------------   -----------------   ----------------------
    Common Stock $2 par value               200,000 shs.               $18.0625            $3,612,500              1,004.28
Class A Common Stock $2 par value          200,000 shs.(4)                (4)                  (4)                    (4)
----------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock or Class A Common Stock of the Company.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low sales prices for the Class A Common Stock (into which the Common Stock may be converted) reported on the Nasdaq National Market System as of March 22, 1999.
(3) An aggregate of 457,248 shares (as adjusted to reflect stock dividends and options exercised to date) are being carried forward from those previously registered by Registration Statements on Form S-8 (File No. 33-24145 and File No. 33-82800). Registration fees of $331.20 and $987.07 were paid with respect to the shares being carried forward from each of those two filings, respectively. The previously registered shares being carried forward together with the shares being registered hereby represents the estimated number of total shares intended for issuance pursuant to the Plan.
(4) This Registration Statement also covers 200,000 shares of Class A Common Stock which may from time to time be issued upon conversion of the Common Stock. No additional consideration will be received by the Registrant for shares of Class A Common Stock registered hereby.

                                 -------------

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock and Class A Common Stock previously registered on Registration Statements on Form S-8 (File No. 33-24145 and File No. 33-82800).

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


     This Registration Statement relates to the registration of 200,000 additional shares of Common Stock, $2 per value per share, of First Oak Brook Bancshares, Inc. (the "Registrant") reserved for issuance and delivery under the First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option Plan (the "Plan"). This Registration Statement also covers 200,000 additional shares of Class A Common Stock of the Registrant which may from time to time be issued upon conversion of the Common Stock. The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's shareholders on May 5, 1998. Pursuant to Form S-8 Registration Statements filed by the Registrant on September 1, 1988 and August 15, 1994, the Registrant has previously registered 457,248 shares of Common Stock (as adjusted to reflect stock dividends and options exercised to date) of which 8,624 shares remain available for issuance under the Plan. The contents of these Form S-8 Registration Statements (File No. 33-24145 and File No. 33-82800) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

     The documents containing the information required by this section will be given to employees participating in the Plan and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.

     The following documents of the Registrant filed or to be filed with the Commission are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997.

     (c) The description of the Common Stock, $2 par value, and the Class A Common Stock, $2 par value, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (Registration No. 33-45788) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, and all amendments and reports filed by the Registrant for the purpose of updating such description.

     In addition, each document or report subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock and Class A Common Stock registered hereby is being passed upon for the Registrant by William E. Navolio, Vice President, General Counsel and Secretary of the Registrant. Mr. Navolio is the beneficial owner of less than 1% of the outstanding shares of Common Stock and Class A Common Stock, including shares which may be purchased pursuant to options granted under the Plan.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the right of the Registrant provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

Item 7. Exception from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

     (a)  Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on the 25th day of March, 1999.

                                    FIRST OAK BROOK BANCSHARES, INC.

                                    By:  /s/ Richard M. Rieser, Jr.
                                        ------------------------------------
                                         Richard M. Rieser, Jr., President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Rieser, Jr., William E. Navolio and Rosemarie Bouman, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                            Date
---------                        -----                            ----

 /s/ Eugene P. Heytow            Chairman of the Board, Chief     March 25, 1999
-------------------------------  Executive Officer and Director
Eugene P. Heytow


 /s/ Richard M. Rieser, Jr.      President and Director           March 25, 1999
-------------------------------
Richard M. Rieser, Jr.


 /s/ Frank M. Paris              Vice Chairman of the Board and   March 25, 1999
-------------------------------  Director
Frank M. Paris


 /s/ Miriam Lutwak Fitzgerald    Director                         March 25, 1999
-------------------------------
Miriam Lutwak Fitzgerald

 /s/ Geoffrey R. Stone           Director                         March 25, 1999
-------------------------------
Geoffrey R. Stone


 /s/ Robert M. Wrobel            Director                         March 25, 1999
-------------------------------
Robert M. Wrobel


 /s/ Michael L. Stein            Director                         March 25, 1999
-------------------------------
Michael L. Stein


 /s/ Stuart I. Greenbaum         Director                         March 25, 1999
-------------------------------
Stuart I. Greenbaum


 /s/ Rosemarie Bouman            Vice President and Chief         March 25, 1999
-------------------------------  Financial Officer (Principal
Rosemarie Bouman                 Financial and Accounting
                                 Officer)

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                        Description of Exhibit
------                        ----------------------
 4.1     First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option
         Plan (incorporated by reference to Appendix A to Registrant's Proxy
         Statement, dated April 1, 1998, relating to the 1998 Annual Meeting of
         Shareholders, File No. 0-14468)

 4.2     Form of Stock Option Agreement for formula options

 4.3     Form of Stock Option Agreement for non-formula options

 5       Opinion of William E. Navolio, Esq.

23.1     Consent of William E. Navolio, Esq. (included in Exhibit 5)

23.2     Consent of Ernst & Young LLP

24       Power of Attorney (included on the signature pages of this Registration
         Statement)